SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2018

POAGE BANKSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (606) 324-7196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

This Current Report on Form 8-K is filed to disclose litigation filed with respect to the previously reported proposed merger between City Holding Company (“City”) and Poage Bankshares, Inc. (“Poage”), pursuant to which City would be the surviving corporation (the “Merger”).

On September 27, 2018, Paul Parshall, a purported Poage stockholder, filed, on behalf of himself and all Poage stockholders other than the named defendants and their affiliates (the “Purported Class”), a putative class action complaint in the Circuit Court for Baltimore City, Maryland, captioned Parshall v. Bruce VanHorn et. al., naming each Poage director (collectively, the “Individual Defendants”), City and Poage as defendants.  The complaint identifies Poage as a nominal defendant.  The complaint alleges that the Individual Defendants have breached their fiduciary duties to the Purported Class by initiating a process to sell Poage that undervalues Poage and that City and Poage have omitted certain material information from City’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”), which includes City’s prospectus with respect to the shares of City common stock to be issued to Poage’s stockholders in the proposed Merger and Poage’s proxy statement for the Poage special stockholders’ meeting to be held on October 30, 2018.  The relief sought by the complaint includes preliminary and permanent injunction from proceeding with, consummating, or closing the proposed Merger, rescission and rescissory damages if the proposed Merger is completed, and damages, including attorneys’ and experts’ fees.

The defendants believe the allegations in the complaint are without merit and intend to defend against them vigorously.  Currently, however, it is not possible to predict the outcome of the litigation or the impact the litigation may have on Poage, City or the proposed Merger, if any.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on Poage management’s expectations and are subject to numerous risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions.

Although Poage management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof.  Poage does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Additional Information About the Proposed Merger and Where to Find It

City has filed a registration statement with the SEC under the Securities Act of 1933, as amended, which includes a proxy statement/prospectus and other relevant documents filed with the SEC with respect to the proposed Merger.  POAGE STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, and any other documents City or Poage may file with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov).  In addition, the documents filed by City may be obtained free of charge at its website (www.bankatcity.com) under the tab “Investors,” or by directing a request to: City Holding Company, 25 Gatewater Road, P.O. Box 7520, Charleston, West Virginia 25356, Attn.: Investor Relations.  The documents filed by Poage may be obtained free of charge at its website (www.townsquarebank.com) under the tab “Investor Relations,” or by directing a request to: Poage Bankshares, Inc., 1500 Carter Avenue, Ashland, Kentucky 41101, Attn.: Bruce VanHorn, President and Chief Executive Officer.

Participants in the Proxy Solicitation

Poage and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Poage stockholders with respect to the proposed Merger.  Information about the directors and executive officers of Poage is set forth in the proxy statement/prospectus.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement/prospectus filed with, and any other relevant documents regarding the proposed Merger to be filed with, the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POAGE BANKSHARES, INC.

Date: October 10, 2018	By:	/s/ Bruce VanHorn
Bruce VanHorn
President and Chief Executive Officer